Exhibit 10.2

Equity Investment Fund Escrow Agreement

Transferor A: (hereinafter referred to as Party A) Shuiqing Zhen

Transferor B: (hereinafter referred to as Party B) Dahuan Chen

Transferee: (hereinafter referred to as Party C) Xianning Xiangtian Energy Holding Group Co., Ltd.

Funds Supervisor: (hereinafter referred to as Party D) Xianning Wenquan Branch of Agricultural Bank of China

In view of the provisions of the Equity Investment Agreement signed by Parties A, B and C on December 14, 2018, Parties A, B and C hereto, through amicable negotiation, reached the following agreements on RMB 60 million out of RMB 67.50 million of equity investment funds under the supervision of Party D.

In order to guarantee delivery of transaction funds between the seller and the buyer in the process of equity transfer of Parties A, B and C, All parties, through amicable negotiation, agreed that in the process of Parties A, B and C handling the equity transfer, Party C shall deposit the transaction funds for performance of the Equity Investment Agreement into the account designated herein (up to Party C’s authorized representative, the same below), which shall be jointly controlled by Parties A, B, C and D. This agreement is hereby entered into and to be abide by all four parties.

Article I. To guarantee the equity transfer by Parties A, B and C, all parties agree that Party C deposits RMB 60 million for the equity investment into the supervised account agreed herein and entrusts Party D to manage.

Article II. Account Supervision:

1. Source of the funds: refers to the equity transfer funds agreed by Parties A, B and C in Article I hereof.

2. Amount: RMB 60 million.

3. Supervision method: Party C shall deposit the funds into the escrow account of Party D by wire transfer, and Party D shall issue a transfer receipt to Party C at the same time. During the supervision period, none of Party A, Party B or Party C shall withdraw in advance or take other measures unless under the conditions agreed herein.

4. Escrow account: Parties A, B and C shall open a new account with Party D.

Account name: Hubei Rongentang Wine Co., Ltd.

Account number: 17680501040014098

Bank Name: Xianning Wenquan Branch of Agriculture Bank of China.

5. Term: From the effective date of this agreement and terminate till the occurrence of any event of termination agreed herein.

Article III. The Rights, Obligations and Responsibilities of Parties:

1. During the period of supervision, Parties A, B and C shall handle the registration procedures for industrial and commercial changes related to equity transfer by themselves. Party D shall not participate in the supervision of the transaction among Parties A, B and C. Any transaction disputes between Parties A, B and C shall have nothing to do with Party D.

2. Party D has no obligation to guarantee or supervise the legality, feasibility, transaction price and any other issues related to the equity transfer contract.

3. When the event of termination occurs, only if Parties A, B and C or any single party submits an application in accordance with the provisions under Article V, no matter whether there are disputes among the three parties, including but not limited to, whether the application conditions are met, the amount of money applied for deregulation, the actual performance of the transaction, the application method, etc., Party D shall withdraw from supervision over the funds in accordance with the application.

4. During the supervision period, Party D’s supervision over the funds does not mean that Party D shall undertake any guarantee, supervision or other responsibilities to Party A and B for Party C’s payment obligations.

5. In the event that Party A and B consider that the conditions of payment have been met and Party C shall perform the payment obligation, but Party C refuse to issue the application for payment, or that Party C considers the transaction impossible to implement and Party A and B shall issue the procedures for releasing the funds of the supervised account but Party A and B refuse, Parties A, B and C shall settle them through negotiation. If no agreement can be reached, Parties A, B and C shall claim the rights through legal proceedings. Party D undertakes no obligations of mediation, decision or investigation.

6. In the event of the occurrence of any event of termination agreed under Article V, if the applicant applies to cancel the supervision of funds with an amount greater than that of or balance of the escrow account, the application shall be invalid, and Party D shall not accept the application and not be liable for any loss incurred.

7. Party D shall be solely responsible for the supervision of the funds in the escrow account, and does not undertake any review obligation on the source and nature of the funds in the supervised account.

8. Under the circumstance that Party D is required by the court and other relevant authorities to deduct the funds in the account with Party C subject to enforcement, Parties A, B and C assure that they have no objection to Party D’s assistance to competent authorities in deducting escrow funds and affirm that Party D shall not be liable to Parties A, B and C for any enforceable deduction.

Article IV. Payment of regulatory funds:

After the relevant registration procedures for industrial and commercial changes of the equity transfer transaction are completed, either Party A or Party B shall sign the “Equity Transfer Supervision Funds Transfer Application” and send the new industrial and commercial information sheet to apply for Party D’s transferring the funds to the designated accounts of Party A (Account name: Zhen Shuiqing, Bank Name: Xianning Jinxia Branch of the Agricultural Bank of China, Account number: 6228492408001012575) and Party B (Account name: Chen Dahuan, Bank: Xianning Xian’an Branch of the Agricultural Bank of China, Account number: 6228492408001014373). Within 7 business days after verifying the identity documents, signatures and industrial and commercial registration information of parties to be correct, Party D shall transfer the escrow funds to the aforementioned accounts designated by Party A and/or Party B.

Articles V. Termination of Escrow:

1. Event of Termination:

(1) As the transferor, Party A and B shall have rights to unilaterally and directly require Party D to release the escrow funds by filling in “Equity Transfer Supervision Funds Transfer Application”, and inform Party D to return the funds in the supervised account to Party C’s account for the termination of the escrow. Party D shall return the escrow funds to the account (Account name: Xianning Xiangtian Energy Holding Group Co., Ltd, Bank Name: Xianning South Gate Branch of the Industrial and Commercial Bank of China, Account number: 1818000319200069478) designated by Party C within two business days upon written notice.

(2) As the transferee, Parties C shall have rights to unilaterally and directly require Party D to release the escrow funds by filling in “Equity Transfer Supervision Funds Transfer Application”, and inform Party D to transfer the funds to the accounts of Party A and Party B for the termination of the escrow. Party D shall transfer the escrow funds to the accounts (as stipulated in Article IV herein) designated by Party A and B within two business days upon written notice.

(3) Parties A, B and C agree to terminate the escrow in writing: during the supervision period, Parties A, B and C may jointly go through the supervision termination procedures at the bank. Parties A, B and C shall jointly fill in “Equity Transfer Supervision Funds Transfer Application” and inform Party D to transfer of escrow funds to the aforementioned designated account of Parties A, B or C. Party D shall complete the transfer of supervised funds within two business days upon the application.

(4) In case that the equity is unable to be smoothly transferred to Party C or the relevant registration procedures could not be completed, and Party A and Party B refuse to sign “Equity Transfer Supervision Funds Transfer Application” during December 11, 2018 to January 31, 2019, Party D may return the payment to Party C or its authorized agent according to Party C’s application with the receipt of payment signed by payee.

2. Legal Causes of Termination:

(1) If the escrow account is frozen at the request of judicial, administrative or other relevant authorities, Party D shall comply with such request. If the freeze is lifted, the funds in the account shall be subject to supervision and treatment in accordance with this agreement.

(2) In the event that fund in the escrow account is deducted at the request of judicial, administrative or other relevant authorities, Party D shall comply with such request and its regulatory responsibilities hereunder and shall be relieved accordingly.

(3) Other causes of termination in conformity with legal provisions.

3. Partial Termination:

If, according to the agreed or legal causes, part of the funds under the escrow account is released from supervision, the remaining funds shall be supervised by Party D in accordance with the aforesaid agreed or legal causes of termination hereof.

Article VI. Other terms and conditions may be agreed by parties hereto as annexes hereto. It shall have the same legal effect as this agreement. In case of any conflict between the annexes and this agreement, the provisions of the annexes shall prevail.

No other agreement.

Article VII.

This agreement shall come into force on the date the authorized signatories of Parties A, B and C sign, Party D stamps the official seal, and the Part C transfers (or deposits) the supervised funds into the account designated by Party D in accordance with the agreement; and the agreement will become invalid on the date the supervised funds are completely released from supervision.

This agreement shall come into force on the date when the authorized signatory of Party C signs and affixes its official seal, Party A and Party B sign, the authorized signatory of Party D signs and affixes its official seal, and Party C transfers (or deposits) the funds into the bank account designated by Party D in accordance with the agreement; and the agreement will become invalid on the date when the supervised funds are completely released from supervision.

Article VIII. Any disputes arising from the performance of this agreement shall be settled by the four parties through consultation. If no agreement can be reached through consultation, every and each party may file a lawsuit with the people’s court at the place where Party D is located.

Article VIV. This agreement is made in five copies, with Parties A, B and C holding one copy and Party D holding two copies. Each copy shall have the same legal force.

Party A (signature): /s/ Shuiqing Zhen

Party B (signature): /s/ Dahuan Chen

Party C (signature & seal): /s/ Zhou Deng Hua [Corporate seal affixed herein]

Party D (signature & seal): /s/ Yongbin Zheng [Corporate seal affixed herein]

Date of Execution: December 14, 2018

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